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Exhibit 99.1

                                    a21, Inc
                            One Embarcadero Center,
                            Suite 500 San Francisco,
                                California 94111
                                 (415) 284-2121

                             CERTICATION PURSUANT TO
                 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of a21, Inc. (the "Company") on Form 10-QSB/A for the period ending June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Haim Ariav, President of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





/s/ Haim Ariav
-------------------------------
Haim Ariav, President
(Principal Executive Officer)




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